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                                                               Exhibit 10.2


                   PRAECIS PHARMACEUTICALS INCORPORATED

                      Executive Management Bonus Plan
                            (the "Bonus Plan")


Purpose: To establish a bonus program for the senior executives of the Company which links performance oriented objectives (defined and approved annually by the Board of Directors) to a variable compensation award which is granted on an annual basis, as a means to attract and retain senior level executives.

Eligible Participants: Participation in the Bonus Plan shall be limited to the most senior level positions in the Company. The positions eligible include the Chairman (assuming the Chairman is a member of the Company's management), President, CEO, COO, CFO and Executive Vice President. The Board (or a Compensation Committee if one is established which administers the Bonus Plan) will have the continuing right to review and recommend other positions for inclusion in the Bonus Plan. The grant of awards will be in the sole discretion of the Board (or Compensation Committee).

Participation Level: The targeted value of an award granted under the Bonus Plan (an "Award") as a percent of annual base salary by position is as follows (and shall be subject to modification as the Board of Directors (or the Compensation Committee) shall determine):



          Chairman and Chief Executive Officer         50%
          President and Chief Operating Officer        30%
          Chief Financial Officer and Executive
               Vice President Levels                   25%


The foregoing targeted Award values as a percent of annual base salary are based on the attainment of the performance related objectives established at the start of each year.

Form of Award: A minimum of 30% of the total value of each Award shall be in the form of stock options, which shall be deemed to have an Award value equal to the exercise price of each such option multiplied by the number of shares of common stock subject to such option. The remaining 70% of the total value of each Award shall be in the form of cash or stock options, to the extent elected by the participant. Such election will be required to be made in each year at such time as the Board of Directors (or the Compensation Committee) determines, which in all cases shall be

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prior to the time an Award is granted in respect of such year.  Stock options awarded in accordance with the Bonus Plan will be granted under the Company's Amended and Restated 1995 Stock Option Plan, will be intended to be Incentive Stock Options (ISOs) to the extent possible and will vest fully immediately upon grant.



Example of a
Bonus Plan Award:   Base Salary:                                 $200,000
                    Participation Eligible:                      50%
                    Current FMV per share:                       $10.00

                    Total value of Award:                        $100,000

                    First 30% awarded as Stock Options
                    ($100,000 x .30)/$10.00                      3,000 shares at $10.00
                                                                 per share exercise price

                    Next 70% ($70,000) divided between
                    stock options and cash as the
                    participant elects (such election
                    to be made prior to the grants of
                    the Award at the time required by
                    the Board (or Compensation Committee))
                    Example:
                              Cash                               $35,000
                              Stock options ($35,000/$10.00)     3,500 shares at $10.00
                                                                 per share exercise price

                    Summary of Award:
                    Cash Payment of $35,000
                    Stock options--Quantity; Exercise            6,500 shares
                              Price; Vesting                     $10.00 per share
                                                                 Immediate


Term: The first year of the Bonus Plan will be 1998; the Bonus Plan will continue from year to year unless terminated by the Board of Directors, which it may do at any time.

Administration; Amendment: The Bonus Plan will be administered by the Board of Directors or, if established and delegated such authority, a Compensation Committee, which in either case, shall have full power and authority to interpret and make all


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decisions regarding the Bonus Plan, which decisions and interpretations shall be final and binding on all participants. The Board of Directors or such Committee, may amend the Bonus Plan in any manner at any time without the consent of any participant.


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